                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 5, 2003, except for Note 10 for which the date is March 25, 2003 and Note 22 for which the date is December 22, 2003, relating to the consolidated financial statements and financial statement schedule for the year ended December 31, 2002 which appears in Critical Path, Inc.'s Current Report on Form 8-K dated December 24, 2003.


/s/ PricewaterhouseCoopers LLP


San Jose, California
December 24, 2003